Exhibit 99.4

Frequently Asked Questions

Q.	Why are MGIC and Radian planning to merge?

A.	A merger between MGIC and Radian creates a premier mortgage insurance provider and a diversified financial services company, with a combined asset size of approximately $15 billion, nearly $290 billion of primary mortgage insurance in force and a financial guaranty portfolio approximating $104 billion of net par outstanding. The combined company will have a broad and balanced mix of businesses including domestic mortgage insurance, financial guaranty, financial services and international credit enhancement. It promises greater choices for customers, expanded opportunities for co-workers, and we believe it will position us to significantly increase shareholder value for the combined companies. Our new company will be able to create broader, deeper choices for customers, leverage the strengths of both companies and better diversify our risk portfolio. As a combined company, we will be better together and able to create a stronger future for our co-workers, customers and shareholders.

Q.	What will the new company look like?

A.	With total assets of over $15 billion and a market capitalization of approximately $10 billion, the company will be the largest private mortgage insurance company in the U.S. The combined company will be known as MGIC Radian Financial Group Inc. and will be headquartered in Milwaukee, Wisconsin with business operations in New York, Philadelphia and internationally.

Q.	When is the merger expected to be completed?

A.	The transaction is expected to close in the fourth quarter of 2007 and is subject to shareholder and regulatory approvals. We expect the merger integration process to be completed by the end of 2008.

Q.	Who will lead the new company?

A.	Curt S. Culver, current chairman and chief executive officer of MGIC, will serve as chairman and chief executive officer of the combined company. S.A. Ibrahim, current chief executive officer of Radian, will serve as the president and chief operating officer of the combined company. Mr. Ibrahim will succeed Mr. Culver as chief executive officer of MGIC Radian Financial Group Inc. in 2009 and as chairman in 2010.

MGIC and Radian have designated key members of the new company’s senior management team. Leading the combined company will be: J. Michael Lauer, chief financial officer; Patrick Sinks, head of domestic mortgage insurance; Stephen Cooke, head of financial guaranty; Mark Casale, head of capital markets; Jeffrey Lane, general counsel; Lawrence Pierzchalski, head of risk management; Lawrence DelGatto, chief information officer; Robert Croner, head of human resources; Teresa Bryce, head of strategic planning and corporate secretary and Martin Wood, head of international mortgage insurance.

Q.	What happens next?

A.	Communication with co-workers, customers, rating agencies and Wall Street investors will be paramount to the successful beginning of the new company. Curt and S.A. will travel to key investors to communicate details of the merger. Very shortly thereafter integration teams from both companies will be formed and the processes begun to bring the two companies together.

Q.	What are the financial terms of the merger?

A.	Under the merger, 0.9658 shares of MGIC common stock will be exchanged for each 1.0 share of Radian common stock. The merger is intended to qualify as a “tax free reorganization” for U.S. shareholders. Based upon MGIC’s February 5, 2007 closing price, the pro forma combined market capitalization of the new company would be approximately $10 billion. The transaction anticipates earnings per share accretion and value enhancement for all shareholders.

As part of the transaction, it is currently expected that the new company will initially pay a dividend of $0.25 per share per quarter, which is the current MGIC quarterly dividend rate and represents an increase of $0.23 per share for Radian shareholders. All dividends are subject to applicable law and the discretion of the applicable company’s board of directors.

Q.	How will the board of directors for the new company be structured?

A.	The board of directors will initially be comprised of six members designated by MGIC and five members designated by Radian, but promptly following the consummation of the merger, the MGIC Radian Financial Group Inc. will nominate for director an additional Radian director to stand for election by the combined company’s shareholders.

Q.	Why is there no premium?

A.	This transaction is a strategic merger of equals and, as such, shareholders in both companies will share in the significant benefits of the combination.

Q.	Why do this deal now?

A.	The strategic combination of Radian and MGIC is occurring at the right time for both companies. It parallels the consolidation that has taken place within the mortgage industry, the primary market we serve. In order to stay competitive, we are aligning ourselves with this dynamic and changing landscape.

Q.	What are the benefits for shareholders?

A.	This move brings together two strong, well-run companies, building strength on strength. This merger is a strategic combination creating a preeminent mortgage and credit risk insurer with a greater ability to serve customers with a broader range of products and services. The structure of this merger provides the best long-term approach for creating a stronger company, faster. In addition, Radian shareholders will receive a higher dividend as a result of the transaction and both companies’ shareholders are expected to benefit from the value created from the transaction.

Q.	What will the merger mean for our customers?

A.	Customers always have been the first priority for both companies, and that fact will not change. Our customers will benefit through a greater array of products and services which will help them grow their business resulting in bottom-line profitability. They will have enhanced products and services and feel confident they are doing business with the best talent, analytics and systems of both companies in the U.S. As a combined company, we have the commitment, talent, technology and business models to achieve a successful integration. We will keep our focus on customers throughout this process, and our first priority will be maintaining high service levels and providing value for those customers.

Q.	What will the merger mean for co-workers?

A.

A larger company has the advantage of offering more career opportunities. As in any transaction of this kind, there is the unfortunate reality that some co-workers from both companies will lose their jobs. All of our decisions will be made carefully with consideration and respect for the people who have helped build these two companies. We anticipate at this time that some operations will stay in Philadelphia and the Financial Guaranty business will remain in New York. We do anticipate some Radian co-workers relocating to Milwaukee from other Radian offices. They will, of course, be offered appropriate relocation packages.

Q.	What will it mean to co-workers displaced because of this merger?

A.	The new company will work diligently to place co-workers in open positions or in positions newly created by the merger. Co-workers who lose their jobs as a result of the merger will receive severance and transition assistance to help them find new positions.

Q.	When will co-workers know which jobs will be affected?

A.	Until we understand how the new organization will be structured across all lines of business, we cannot be sure. Our co-workers’ future is of primary importance to us and we will strive to make these decisions as quickly as possible. We do know that in an integration process like this, job changes will take place over time and that the entire integration process may take up to 18 months.

Q.	Will there be changes to compensation and benefits as a result of the merger?

A.	There will not be any immediate changes. However, our integration team will review compensation and benefits, and keep co-workers updated as decisions regarding compensation and benefits are made. We remain committed to providing competitive benefits to our entire workforce.

Q.	How will co-workers be kept informed?

A.	We will communicate on a regular basis through emails and our intranet to keep co-workers abreast of any changes that result from this merger.

Q.	Who should the media be referred to?

A.	It is MGIC’s policy that all media inquiries be handled by our corporate relations department. All calls from the media should be directed to either Katie Monfre at 414-347-2650 or Mike Zimmerman at 414-347-6596. Media calls specifically regarding Radian can be directed to Michelle Davidson at 215-231-1325.

Q.	Who should customer calls be referred to?

A.	Customers with questions should be referred to their account manager.

Forward Looking Statements

Discussions made in this document that are not statements of historical fact (including statements that include terms such as “will,” “may,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” and “plan”) are forward-looking statements that involve risks and uncertainties. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Radian and MGIC, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Radian or MGIC to approve the transaction; the risk that the businesses will not be integrated successfully; customer attrition and disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; competition and its effect on pricing, spending, third-party relationships and revenues; movements in market interest rates and secondary market volatility; potential sales of assets in connection with the merger; legislative and regulatory changes affecting demand for private mortgage insurance or financial guaranty insurance; downgrades of the insurance financial-strength ratings assigned by the major ratings agencies to Radian’s and MGIC’s operating subsidiaries and unfavorable changes in economic and business conditions. Additional factors that may affect future results are contained in Radian’s and MGIC’s filings with the SEC, which are available at the SEC’s website http://www.sec.gov. Radian and MGIC disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Additional Information

The proposed merger will be submitted to shareholders of MGIC Investment Corporation and Radian Group Inc. for their consideration. Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about MGIC and Radian, without charge, at the Securities Exchange Commission’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, by accessing MGIC’s website (http://www.mgic.com) or Radian’s website (http://www.radian.biz). Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Michael Zimmerman, Vice President Investor Relations, 250 E. Kilbourn, Milwaukee, WI 53092 or Mona Zeehandelaar, Senior Vice President, Investor Relations and Corporate Communications, 1601 Market Street, Philadelphia, PA 19103

MGIC Investment Corporation and Radian Group Inc., their respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the shareholders of MGIC Investment Corporation and/or Radian Group Inc. in respect of the proposed merger. Information regarding MGIC Investment Corporation’s directors and executive officers is available in its proxy statement filed with the Securities and Exchange Commission by MGIC on March 30, 2006, and information regarding Radian Group Inc’s directors and executive officers is available in it proxy statement filed with the Securities and Exchange Commission by Radian on April 18, 2006. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus when it becomes available.

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